                                                             Exhibit 10.1

                      Agreement with William H. Webb



                                                      July 12, 2002

Mr. William H. Webb
120 Park Avenue
New York, NY  10017

Dear Bill:

         This letter agreement ("Agreement") will set forth and confirm the undertakings and agreements with respect to which you will retire as Vice Chairman of Philip Morris Companies Inc. ("PMC") and resign as a director of PMC and from any director or officer positions with PMC's subsidiaries or affiliates effective August 31, 2002. PMC, its subsidiaries, affiliates, successors and assigns will hereinafter be collectively referred to as the "Company." A release of claims herein will form a part of those undertakings and agreements.

                  1. You shall remain an employee through September 30, 2002 and be paid your normal salary, less applicable withholding. From October 1, 2002 through September 30, 2004 you shall receive salary continuation payments at the same rate as your current normal salary, less applicable withholding, in lieu of any payments to which you might be entitled under any severance plan of the Company, and you shall hold yourself available to consult with and advise the officers, directors and other representatives of the Company as reasonably requested by the Chief Executive Officer of PMC ("Chief Executive").

                  2. From October 1, 2004 through September 30, 2007, you will hold yourself available to consult with and advise the officers, directors and other representatives of the Company as reasonably requested by the Chief Executive. In this regard you acknowledge that the terms of the Consulting Agreement attached as Exhibit A are acceptable to you and that you will execute an identical or virtually identical document on October 1, 2004.

                  3a. You will receive a pro-rated 2002 Annual Incentive Compensation Award as determined by the PMC Compensation Committee in January 2003 for the period January 2002 through August of 2002, inclusive. In addition, you shall receive a prorated Long-Term Incentive Award for the three-year performance cycle 2001-2003, as determined by the PMC Compensation Committee in January 2004 for the period January 2001 through August of 2002, inclusive.

                  3b(1). Provided you comply with paragraph 15 below, your June 2001 stock option grant will vest in accordance with its terms in the same manner as if you remained actively employed by the Company. If you should obtain other full-time noncompetitive employment, which shall mean, full-time active employment for an entity that is not a "competitor" (defined in paragraph 15 below), before the vesting of this grant, you must apply for accelerated vesting as a retiree in accordance with the terms of the option agreements, by giving written notice to the Senior Vice President of Human Resources, PMC at the address specified in paragraph 22 below. The Company agrees that for the purposes of determining the period available to you for exercising all vested stock options issued to you by the Company, your employment with the Company will be deemed to have terminated on account of retirement at the earlier of September 30, 2004 or the date you commence other full-time non-competitive

                                                                    Exhibit 10.1

employment. You shall have the right to exercise such options in accordance with the terms of the applicable option agreements and the applicable stock option plans. You will not be eligible for any future stock option grants, but you will be granted any reload Executive Ownership Stock Options in connection with the exercise of any of your vested options prior to the earlier of the date you commence other full-time noncompetitive employment or September 30, 2004. Provided that you have not accepted full-time noncompetitve employment and have complied with paragraph 15 below, any unvested reload Executive Ownership Stock Options outstanding on September 30, 2004 shall vest on the six month anniversary of their date of grant.

                  3b(2). Provided you comply with paragraph 15 below, your restricted stock will vest in accordance with its terms in the same manner as if you remained actively employed by the Company or upon such earlier date as shall be approved by the Compensation Committee of the Board of Directors. If you should obtain other full-time noncompetitive employment before the vesting of any restricted stock, you will forfeit the stock unless you have obtained the prior approval of the Chief Executive before commencement of such employment.

                  3b(3). Subject to the terms of paragraph 3b(4), you shall remain an active participant in and be eligible to receive benefits under the following benefit programs generally applicable to salaried employees through September 30, 2004: Medical, Vision and Dental, Dependent Care Flexible Spending Account, Survivor Income Benefit, Retirement, Deferred Profit Sharing (including any Company contribution thereunder), in accordance with its terms (including the Benefit Equalization Plan) and Life Insurance. Company-paid life insurance shall remain at two times salary through your 65th birthday. Thereafter, beginning at age 65, your life insurance benefit will be reduced in accordance with Company policy.

                  3b(4). In the event you accept other full-time noncompetitive employment prior to September 30, 2004, upon commencement of such employment you shall no longer remain on salary continuation pursuant to paragraph 1, and you shall cease to be eligible for active participation in the benefit programs described in paragraph 3b(3) as of the last day of the month during which you commence such employment. At such time, you shall be entitled to a lump-sum payment equal to the sum of the remaining salary continuation payments to which you would have been entitled less applicable withholding, pursuant to paragraph 1, had you not accepted such employment. In such eventuality, you will receive the amounts payable under paragraph 3a in accordance with its terms. For purposes of this Agreement, full-time noncompetitive employment shall not include noncompetitive self-employment or services as an independent contractor, nor noncompetitive services that do not involve a full-time schedule or are not intended to be long-term.

                  3b(5). Within 10 days following your acceptance of such other full-time noncompetitive employment, you shall notify the Company of that fact in writing by sending such notification to the Senior Vice President of Human Resources of PMC at the address specified in paragraph 22, advising of the details of such employment and the date such employment is expected to begin.

                  4. As of October 1, 2004, you will be eligible to retire with service credit to age 65 (capped at 35 years) and your earnings will be projected to age 65 at 5% per year on total compensation (base plus annual bonus). This benefit is expressed as a 100% Joint & Survivor

                                                                    Exhibit 10.1

annuity (the "Annual Pension Benefit") payable from three sources: (1) the Company's tax-qualified pension plan; (2) the Company's non-qualified pension plan; and (3) the Company's supplemental pension plan. It is assumed that you will also elect to receive your qualified benefit as a 100% Joint and Survivor benefit. Your qualified benefit is provided on pre-tax basis and is subject to applicable taxes. Your nonqualified pension and supplemental pension benefits will be paid on an after-tax basis in accordance with the provisions of the Secular Trust program.

                  5. If you die prior to September 30, 2004, your estate or your designated beneficiary shall receive an amount equal to the remaining salary continuation and prorated incentive payments to which you are entitled under paragraphs 1 and 3a, less all such payments previously made pursuant to this Agreement, plus any amounts payable pursuant to the death benefit provisions of the benefit programs referred to in paragraph 3b(3), and any unvested equity awards shall vest in accordance with their terms. Further, your spouse would be entitled to the survivor portion (100%) of the pension benefits payable in accordance with paragraph 4, as of the first of the month following your death.

                  6. In the event you become disabled and file for disability benefits under the Company's Long-Term Disability Program prior to September 30, 2004, your salary continuation payments will continue to be paid pursuant to the terms of paragraph 1, reduced by any salary replacement amounts you receive pursuant to the Company's Long-Term Disability Program. You will continue to be entitled to the other payments and benefits set forth in this Agreement pursuant to the terms of this Agreement as well as vested retirement benefits in accordance with the provisions of the applicable plans.

                  7. The Company will provide you with an office in the Greenwich, Connecticut area, together with secretarial service, office furniture, supplies and equipment, and a telephone credit card, from September 1, 2002 until the earlier of the date you commence other full-time noncompetitive employment or September 30, 2004.

                  8. The Company will provide you with a Company vehicle and driver until the earlier of the date you commence other full-time noncompetitive employment or September 30, 2004.

                  9. You shall continue to be reimbursed for financial counseling (including, without limitation, legal, tax and investment advice) through 2004 up to the current annual maximum. In addition, the Company shall reimburse you for all legal and accounting fees and expenses incurred by you in connection with the analysis and negotiation of this agreement.

                  10. The Company will continue to maintain and support your security systems at your homes in New York City and Greenwich, Connecticut until September 30, 2004.

                  11. Should you repatriate to Australia prior to age 70 the Company shall: (i) provide you with a one month relocation allowance equal to your current monthly salary, less applicable withholding; (ii) pay for the shipment of your household goods; (iii) pay for storage of your household goods in Australia for up to six months or until you move into your new home, if earlier; (iv) pay your temporary living expenses for 30 days; and (v) pay for first class air tickets

                                                                    Exhibit 10.1

from the United States to Australia for yourself, your wife and your son, (should he choose to relocate with you to Australia).

         In the event you repatriate to Australia, the Company will no longer have an obligation to provide you with an office and secretarial service as provided in paragraph 7 or a Company vehicle and driver as provided in paragraph
8. In lieu thereof, the Company shall provide you with an office and secretarial service at a Company facility in Australia, and, provided you have entered into the Consulting Agreement referred to in paragraph 2 above, pay for the cost of car and driver up to the annual limit provided for in such Agreement. In the event you repatriate to Australia, the Company will continue to maintain and support security systems at your homes in New York City and Greenwich, Connecticut (if you continue to own them) until the earlier of September 30, 2004 or the date you commence other full-time noncompetitive employment.

                  12. In exchange for the payments and other consideration described above, which you acknowledge you would not otherwise be entitled to, you release and forever discharge, and by this instrument release and forever discharge, the Company, including without limitation, its shareholders, subsidiaries, divisions, affiliates, successors, assigns, representatives, attorneys, directors and employees, from all debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, claims or demands of any kind whatsoever (whether known or unknown) in law or in equity, which you ever had, now have, or which may arise in the future regarding any matter arising on or before the date this Agreement is executed by you, regarding your employment with or your leaving the employment of the Company, any contract (express or implied), any claim for equitable relief or recovery of punitive, compensatory, or other damages or monies, commissions, attorneys' fees, any tort, and all claims for wrongful termination or alleged violation of applicable wage payment or benefits law, or alleged discrimination based upon sex, religion, age, race, color, national origin, sexual orientation, handicap or disability, including but not limited to any claim, asserted or unasserted, which could arise under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Americans With Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Rehabilitation Act of 1973, Executive Order 11246, the New York State Human Rights Law, the New York City Human Rights Law, the Connecticut Law on Human Rights and Opportunities, as each of those statutes and orders have been and may be amended from time to time and any other federal, state or local equal employment opportunity laws, regulations or ordinances.

                  The Company releases and forever discharges, and by this instrument releases and forever discharges, you from all debts, obligations, promises, covenants, agreements, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, claims or demands of any kind whatsoever (whether known or unknown), in law or in equity, which it ever had, now has, or which may arise in the future regarding any matter arising on or before the execution of this Agreement regarding your employment with or your leaving the employment of the Company.

                                                                    Exhibit 10.1

                  Anything herein to the contrary notwithstanding, neither party is releasing the other from its obligations under this Agreement, including your rights under any employee benefit plan and your rights to indemnification.

                  13. Pursuant to and as a part of your complete and total release and discharge of the Company, you agree, to the extent consistent with applicable law, not to initiate any legal action, charge or complaint ("Action") against the Company, in any forum whatsoever, in connection with the claims released herein. In addition, to the extent any such Action is pending or may be brought, you expressly waive any claim to any form of monetary or other damages, or any other form of recovery or relief (including, but not limited to, injunctive relief) in connection with any such Action, or in any Action brought against the Company by a third party. Further, to the extent consistent with the law, you agree not to aid, assist or participate in any Action filed by third parties against the Company.

                  The Company agrees, to the extent consistent with applicable law, not to initiate any Action against you, in any forum whatsoever, in connection with any claims released herein.

                  14. You understand and agree that, unless required by lawful subpoena or court order, or as may be disclosed to the public generally through no fault of your own, neither you nor anyone acting on your behalf will publish, publicize, disseminate or communicate or cause to be published, publicized, disseminated or communicated, to any entity or person whatsoever, directly or indirectly, any of the Company's proprietary information, data or documents relating to its operations, including: any trade secrets; information, whether or not proprietary, not publicly known regarding the business or operations of the Company; information concerning any disputes giving rise to this Agreement; any claims giving rise to this Agreement; this Agreement; the terms of settlement; or the discussions and circumstances preceding settlement, except to your legal counsel and tax advisors after first informing them that they must maintain the confidentiality of such information or risk breaching this Agreement. Moreover, where required by subpoena or court order to publish, publicize, etc. such information, you agree to notify the Company in advance of same by providing written notice via overnight courier or hand delivery, to the Senior Vice President of Human Resources of PMC, at the address specified in paragraph 22. You also agree that if any confidential information is requested by lawful subpoena or court, governmental or regulatory order, if requested by the Company, you will undertake your best efforts to assist the Company in obtaining a confidentiality order from the court or governmental or regulatory agency requesting such information. The Company agrees that, unless required by lawful subpoena, court order or federal securities laws, neither it nor anyone acting on its behalf will publicize, disseminate or communicate or cause to be published, disseminated or communicated, to any entity or person whatsoever, directly or indirectly, confidential information relating to your personal affairs and finances, and any information concerning any disputes giving rise to this Agreement, any claims giving rise to this Agreement, this Agreement, the terms of settlement, or the discussions and circumstances preceding settlement except to the Company's legal advisors after first advising them that they must maintain the confidentiality of such information or risk breaching this Agreement. Moreover, where required by subpoena, court order or federal securities laws to disclose such information, the Company agrees to notify you in advance of same by providing written notice via overnight courier or hand delivery to your home address in Greenwich, Connecticut.

                                                                    Exhibit 10.1

                  15a. You agree that for the period August 31, 2002 through September 30, 2004, you will not accept employment, act as a consultant, provide services to or otherwise be affiliated as a trustee, partner, principal, officer, or director with any other corporation, partnership, proprietorship, firm, or other business entity or otherwise engage in any business which in any material manner competes with the tobacco, food or beer businesses of the Company, as conducted during your employment ("competitor") unless you receive advance written permission from the Senior Vice President of Human Resources (hereafter "Executive") or his or her designee. Should any dispute arise over what is a "competitor," the Company's reasonable determination of what is a competitor shall govern.

                  15b. You also agree that for the period August 31, 2002 through September 30, 2004 you shall not solicit or encourage any incumbent employee of the Company to leave the employ of the Company or otherwise assist any third party in soliciting or encouraging any such employees to leave the employ of the Company.

                  15c. You acknowledge and agree that you will be reasonably able to earn a livelihood without violating the terms of this paragraph 15. Further, in the event you violate the terms of this paragraph 15 in any material respect, you agree that in addition to any other remedies that may be available to the Company, the Company will be entitled to terminate (i) the salary continuation payments pursuant to paragraph 1 and/or (ii) the consulting arrangement provided for in paragraph 2 herein, as the case may be, and that in such event you will not be entitled to any payment pursuant to paragraph 1 and/or 2 for any period subsequent to the date on which the Company elects to terminate the salary continuation payments or consulting arrangement described in paragraph 1 and/or 2. You also agree that the payment of the amounts and benefits and the vesting of equity awards set forth in paragraphs 1, 3(a) through 3b(3) and 7 through 11 are conditioned upon your meeting the terms of this Agreement, and that notwithstanding anything in this Agreement to the contrary, if you fail (or have failed) to comply with any of the material terms of this Agreement, in addition to any other damages or remedies, the Company will no longer be obligated to pay or provide to you any unpaid amounts or benefits to which you may be entitled under paragraphs 1, 3(a) through 3b(3) and 7 through 11 hereunder, provided however that the Company's obligations shall continue with respect only to accrued and vested pension benefits and retiree health and life insurance benefits and any rights to which you may be entitled under paragraph 17.

                  15d. The parties acknowledge that they intend this paragraph 15 to be enforced according to its terms. If, however, a court determines that any restrictions contained in this paragraph are overly broad, void or unenforceable for any reason, the parties hereby consent to have the court modify any such restrictions to make them reasonable and enforceable in all respects and come closest to the meaning intended by the parties.

                  16. You acknowledge that a breach of the confidentiality, noncompetition and nonsolicitation provisions contained in paragraphs 14 and 15 of this Agreement could cause immediate and irreparable harm to the Company and/or its affiliates or subsidiaries and their competitive position and that such provisions provide a material element of the Company's consideration for and inducement to enter into this Agreement. Accordingly, it is expressly agreed and understood that, should you breach such provisions, the Company, notwithstanding paragraph

                                                                    Exhibit 10.1

21 herein, in addition to pursuing other remedies that it may have in law or equity, may obtain an injunction in a court of law to restrain you from further violating paragraphs 14 and 15. The parties further agree that in the event of a breach of paragraphs 14 and 15 hereof by you, the Company's damages will be incalculable with any degree of certainty and thus the Company will be entitled to liquidated damages in an amount equal to the payments made to you pursuant to paragraphs 1, 3(a) through 3b(3) and 7 through 11 hereof.

                  17. If at any time in the future you are made a party or witness, or are threatened to be made a party or witness, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that you are or were an officer or employee of the Company (or any subsidiary or affiliate thereof) whether or not the basis for such proceedings is your alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Company agrees that you shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by applicable law against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by you in connection therewith, and such indemnification will continue after you have ceased to be an officer, director, member, employee or agent of the Company and will inure to the benefit of your heirs, executors and administrators. The Company shall advance to you all reasonable costs and expenses incurred by you in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance as well as your written agreement to submit subsequent documentation of such costs. Such request shall include a written statement, executed personally, of your good faith belief that you met any standard of conduct that is a prerequisite to your entitlement to indemnification under applicable law and a written undertaking by you to repay the amount of such advance if it shall ultimately be determined that you did not meet such standard of conduct.

                  18. This Agreement will not be construed as an admission by the Company of any unlawful action. The Company expressly denies that it has acted unlawfully toward you and denies any liability to you other than as specifically provided herein.

                  19. This Agreement is not assignable, other than to a successor of the Company pursuant to a merger of the Company or a purchase of the Company of all or substantially all of the Company's assets.

                  20. You acknowledge that you have been informed that you have up to 21-days to consider this Agreement, and a period of seven days following execution to revoke your acceptance by providing written notice via overnight courier or hand delivery to the Senior Vice President of Human Resources of PMC at the address specified in paragraph 22. You further acknowledge that you have been advised to consult with an attorney regarding the terms and conditions of this Agreement and that you have in fact done so.

                  21. Except as otherwise provided in this paragraph, any disputes arising under or in connection with this Agreement shall be resolved by arbitration to be held in New York, New York in accordance with the rules and procedures for the Resolution of Employment Disputes of the American Arbitration Association and the laws of the State of New York then in effect. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each party shall bear its own costs of the arbitration, including, without limitation, reasonable

                                                                    Exhibit 10.1

attorneys' fees. Pending the resolution of any arbitration or court proceeding, the Company shall continue payment of all amounts due to you under this Agreement and all benefits to which you are entitled at the time the dispute arises.

                  It is expressly agreed that arbitration, as provided herein, shall be the exclusive means for determination of all matters arising in connection with this Agreement and neither of the parties hereto shall institute any action or proceeding in any court of law or equity other than: (a) to request enforcement of the arbitrator's award hereunder; or (b) for the Company to bring an action or proceeding seeking injunctive relief from a Court of competent jurisdiction as set forth in paragraph 16. The foregoing sentence shall be a bona fide defense to any action or proceeding instituted contrary to this Agreement.

                  22. Any notices under this Agreement will be sent by overnight courier or hand delivery and, if to the Company, to the Senior Vice President of Human Resources, Philip Morris Companies Inc., 120 Park Avenue, New York, New York 10017-5592 or, if to you, to the address set forth on the first page hereof, with a copy to John J. Cannon III, Esq., Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022.

                  23. The terms of this Agreement, including all facts, circumstances, statements and documents relating thereto, shall not be admissible or submitted as evidence in any litigation in any forum for any purpose other than to secure enforcement of the terms and conditions of this Agreement. In this regard, the Company agrees in the event that it is found by a court of law with appropriate jurisdiction, after all appeals have been exhausted, to have been in default with respect to the terms and conditions set forth in this Agreement, it will be responsible for your reasonable attorney's fees incurred in enforcing this Agreement.

                  24. The validity and construction of this Agreement shall be governed by the laws of the State of New York, without regard to its conflicts of law principles.

                  25. This Agreement sets forth the entire agreement between you and the Company, and supersedes any and all prior oral and/or written agreements between you and the Company, with respect to the subject matter hereof. This Agreement may not be altered, amended or modified except by a further writing signed by you and the Company.

                  26. The failure of you or the Company to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof nor deprive either party of the right thereafter to insist upon strict adherence to that term or any other term of the Agreement.

                  27. This Agreement may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit or other proceeding that may be instituted, prosecuted or attempted in breach of this Agreement.

                  28. In the event that any provision or portion of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law. The parties agree that if a court of competent jurisdiction should determine that any provision herein is invalid or unenforceable the parties will mutually request that such court revise such provision so as to comply with applicable

                                                                    Exhibit 10.1

law and that, the provision as revised shall come closest to the meaning intended by the parties and be enforced as rewritten and the remaining provisions of this Agreement shall be unaffected thereby. If at any time the release contained herein is deemed ineffective, the parties agree that the consideration, benefits or other monies provided herein shall be returned to PMC.

                  If you agree to the terms set forth herein, please sign, date and return the enclosed counterpart of this Agreement in accordance with paragraph 20, under which your right to revoke your acceptance will expire seven days after the date of your signature. Provided you do not revoke your acceptance of this Agreement, it will become binding upon you and the Company when the Company executes this Agreement.

                  If you have any questions regarding payments to be made pursuant to this Agreement, please address such questions to Timothy A. Sompolski, Senior Vice President, Human Resources, Philip Morris Companies Inc. at 917-663-3312.




                                        I certify and acknowledge that I have
                                        consulted an attorney, John J. Cannon
                                        III, Esq., about this Agreement prior to executing same, and have read this document, understand it and agree to be bound by its terms.



Date: July 12, 2002                     /s/ WILLIAM H. WEBB
      -------------                     ----------------------------------------
                                        William H. Webb



                                        WITNESS: /s/ JOHN J. CANNON III
                                                 -------------------------------
                                                  John J. Cannon III, Esq.


                                        PHILIP MORRIS COMPANIES INC.


Date: July 12, 2002                     By: /s/ TIMOTHY A. SOMPOLSKI
      -------------                         ------------------------------------
                                            Timothy A. Sompolski

                                                                    Exhibit 10.1

                                                                       Exhibit A


                              CONSULTING AGREEMENT


         AGREEMENT, effective the 1st day of October, 2004 between Philip Morris Companies Inc., a corporation organized and existing under the laws of the Commonwealth of Virginia (the "Company") and William H. Webb (the "Consultant").

         WHEREAS, Consultant had been the Vice Chairman of the Company, is currently on salary continuation through September 30, 2004 and will retire effective October 1, 2004 (the "Retirement Date");

         WHEREAS, the Company wishes to retain the services of Consultant as a consultant after the Retirement Date on the terms herein provided;

         WHEREAS, Consultant is willing to provide consulting services to the Company on the terms herein provided;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties agree as follows:

         1) During the three-year term commencing October 1, 2004 and ending September 30, 2007 (the "Consulting Term"), Consultant shall make himself available at reasonable times to provide business consulting services to the officers, directors and other representatives of the Company as reasonably requested by the Chairman and Chief Executive Officer of the Company (hereafter, the "Executive"). It is understood that this paragraph will require Consultant to provide consultation regarding the Company's business which may require the Company to disclose to Consultant secret, proprietary and confidential information concerning the Company and its business affairs. It is further understood that this undertaking shall not, without Consultant's consent, require his presence outside of the New York City Metropolitan area.

         2) For the consulting services provided pursuant to paragraph 1, the Company shall pay Consultant an annual retainer of $75,000, payable at the end of each year of the Consulting Term, and provide Consultant at Company expense the following:

             a) an office in the Greenwich, Connecticut area, together with secretarial service, office furniture, supplies and equipment, and a telephone credit card;

             b) maintain and support the security systems currently in existence at Consultant's residences in New York City and Greenwich, Connecticut;

             c) reasonable access to Company facilities, including the Dining Rooms, Fitness Center and the Company doctor;

                                                                    Exhibit 10.1

             d) a Company car, garage expenses for a Company-provided car, and Company-paid driver or assistance in obtaining automobile or limousine transportation when Consultant reasonably requests it. Any cost incurred by the Company in this regard shall be limited to and applied against the retainer provided for in this paragraph 2. Any transportation costs in excess of the retainer provided for in this paragraph 2 shall be borne by Consultant.

         3) Should Consultant repatriate to Australia during the term of this Consulting Agreement, the Company will no longer have the obligation to provide Consultant with an office and secretarial service as provided in paragraph 2(a). In lieu thereof, the Company shall provide you with an office and secretarial service at a Company facility in Australia. The Company's obligations under paragraphs 2(b), 2(c) and 2(d) shall continue as long as this agreement is in effect, provided that the Company's obligations under paragraph 2(b) will cease if Consultant ceases to own those residences.

         4) This Agreement and the provisions of paragraphs l and 2 above may be renewed for an additional three-year term, at the election of Consultant with the concurrence of the Company. Consultant shall inform the Senior Vice President of Human Resources of the Company in writing sixty (60) days prior to the expiration of the Consulting Term whether he wishes to renew the Consulting Term and provide the consulting services described in paragraph 1 above for an additional three-year term.

         5) The Company shall reimburse Consultant for reasonable business expenses incurred in providing consulting services pursuant to this Agreement.

         6) In rendering services as a consultant hereunder, Consultant shall be an independent contractor. As an independent contractor, the Company will issue an IRS Form 1099 for payments made pursuant to this Agreement and Consultant will be responsible for paying all federal, state and local income and social security taxes arising out of any such payments. In addition, during the Consulting Term, Consultant will not accrue further service or compensation credit or benefits for any purpose under any of the Company's retirement, profit-sharing, disability, survivor's income, medical, dental or other plans of the Company, or any of its affiliated companies.

         7) In exchange for the payments and other consideration described above, which Consultant acknowledges he would not otherwise be entitled to, Consultant releases and forever discharges, and by this instrument release and forever discharge, the Company, including without limitation, its shareholders, subsidiaries, divisions, affiliates, successors, assigns, representatives, attorneys, directors and employees, from all debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, claims or demands of any kind whatsoever (whether known or unknown) in law or in equity, which Consultant ever had, now have, or which may arise in the future regarding any matter arising on or before

                                                                    Exhibit 10.1

             the date this Agreement is executed by Consultant, regarding his employment with or your leaving the employment of the Company, any contract (express or implied), any claim for equitable relief or recovery of punitive, compensatory, or other damages or monies, commissions, attorneys' fees, any tort, and all claims for wrongful termination, or alleged violation of applicable wage payment or benefits law, or alleged discrimination based upon sex, religion, age, race, color, national origin, sexual orientation, handicap or disability, including but not limited to any claim, asserted or unasserted, which could arise under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Americans With Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Rehabilitation Act of 1973, Executive Order 11246, the New York State Human Rights Law, the New York City Human Rights Law, the Connecticut Law on Human Rights and Opportunities, as each of those statutes and orders have been and may be amended from time to time and any other federal, state or local equal employment opportunity laws, regulations or ordinances.

             The Company releases and forever discharges, and by this instrument releases and forever discharges, Consultant from all debts, obligations, promises, covenants, agreements, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, claims or demands of any kind whatsoever (whether known or unknown), in law or in equity, which it ever had, now has, or which may arise in the future regarding any matter arising on or before the execution of this Agreement regarding Consultant's employment with or Consultant's leaving the employment of the Company.

         8) Consultant agrees to maintain the confidentiality of all Company trade secrets and proprietary information. Consultant also acknowledges that, during the course of his employment with the Company, he has been entrusted with certain personnel, business, financial, technical and other information and material which are the property of the Company and which involve trade secrets or "confidential information" of the Company and the Company's employees. Consultant agrees that he will not communicate or disclose to any third party (and acknowledges that he has not communicated or disclosed), or use (or has used) for his own account, without first obtaining written consent of the Company, any of such confidential information or material, except in response to a lawfully issued subpoena, court order or other lawful request by any regulatory agency or government authority having supervisory authority over the business of the Company, unless and until such information or material becomes generally available to the public through no fault of Consultant.

         9) Consultant agrees that if any confidential information is requested by subpoena or court, governmental or regulatory order, he will notify the Company as soon as practicable and if requested by the Company, he will undertake his best efforts to assist the Company in obtaining a confidentiality order from the court or governmental or regulatory agency requesting such information.

                                                                    Exhibit 10.1

         10) Consultant agrees that after his retirement and during the Consulting Term, he will not accept employment with or act as a consultant or provide services to a competitor in the tobacco, food or beer businesses of the Company unless he receives advance written permission from the Senior Vice President of Human Resources, Philip Morris Companies Inc.

         11) Consultant acknowledges and agrees that after his retirement, he will reasonably be able to earn a livelihood without violating the terms of paragraph 10 and that employment or engagement with competitors or any activities in violation of paragraph 10 could result in immediate and irreparable harm to the Company and/or its affiliates or subsidiaries or their competitive position. Consultant further acknowledges and agrees that the Company is entitled to preliminary and permanent injunctive relief in order to prevent or stop such violations, in addition to damages, costs and other relief that may be appropriate.

         12) This Agreement is not assignable, other than to a successor of the Company pursuant to a merger of the Company or a purchase of the Company of all or substantially all of the Company's assets.

         13) In the event that any provision or portion of this Agreement will be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement will be unaffected thereby and will remain in full force and effect to the fullest extent permitted by the law.

         14) This Agreement has been entered into in New York, New York, and will be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York without giving effect to the principles thereof relating to the conflict of laws. Consultant and the Company irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated thereby, and agree that all such suits, actions or proceedings brought by either Consultant or the Company will be brought in such courts. Consultant and the Company also irrevocably waive, to the fullest extent permitted by applicable law, any objection which he or it may now have or hereafter may have to the venue of such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first mentioned above.



        PHILIP MORRIS COMPANIES INC.


        By:
            -------------------------              ---------------------
                Timothy A. Sompolski                   William H. Webb